As filed with the Securities and Exchange Commission on March 17, 2006

Registration No.  333-132320

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

POST-EFFECTIVE AMENDMENT NO. 1

FILED PURSUANT TO RULE 462(d) TO

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

HONDA AUTO RECEIVABLES TRUSTS
(Issuer with respect to the Securities)

AMERICAN HONDA RECEIVABLES CORP.

(Originator of the Trusts described herein)
(Exact name of registrant as specified in its charter)

California	6189	33-0526079
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

\

______________________________________

20800 Madrona Ave
Torrance, California 90503
(310) 972-2288
(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

Y. Takahashi
20800 Madrona Ave
Torrance, California 90503
(310) 972-2288
(Name, Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Reed D. Auerbach, Esq.

MCKEE NELSON LLP

One Battery Park Plaza, 34th Floor

New York, New York 10004

Approximate date of commencement of proposed sale to the public:

From time to time after filing this Post-Effective Amendment No. 1 to Form S-3.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  [  ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [  ]

________________________________________

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-3 (File No. 333-132320) is filed to amend Item 16 of Part II to include an additional exhibit pursuant to Rule 462(d) of the Securities Act.

PART II

Item 16.  Exhibits

1.1

Form of Underwriting Agreement among the Registrant, the Servicer and the Representative of the Several Underwriters*

4.1

Form of Trust Agreement among the Registrant, the Servicer and the Owner Trustee*

4.2

Form of Indenture between the Trust and the Indenture Trustee*

4.3

Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trustee*

4.4

Form of Receivables Purchase Agreement  between AHFC and the Registrant*

4.5

Form of Administration Agreement among AHFC, the Trust, the Indenture Trustee and the Registrant*

5.1

Opinion of McKee Nelson LLP regarding legality*

5.2

Opinion of Richards, Layton & Finger, P.A. regarding legality*

5.3

Opinion of Alston & Bird LLP regarding legality**

8.1

Opinion of McKee Nelson LLP with respect to tax matters*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)*

23.2

Consent of Alston & Bird LLP (included in Exhibit 5.3)**

24.1

Power of Attorney (included on signature page)*

25.1

Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)*

*

Previously filed.

**

Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Torrance, State of California, on March 17, 2006.

HONDA AUTO RECEIVABLES TRUSTS

BY:

AMERICAN HONDA RECEIVABLES CORP.,

as originator of the Honda Auto Receivables Trusts

By:  /s/ Y. Takahashi

Y. Takahashi

President

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME	TITLE	DATE
/s/ Y. Takahashi Y. Takahashi	Director and President (Principal Executive Officer)	March 17, 2006
* John I. Weisickle	Director and Treasurer (Principal Financial Officer and Principal Accounting Officer)	March 17, 2006
* T. Nishikiori	Director and Secretary	March 17, 2006
* Lawrence A. Brose	Director	March 17, 2006
* Alvin G. Hageman	Director	March 17, 2006

*  By:    /s/ Y. Takahashi
              Y. Takahashi

Attorney-in-fact

EXHIBIT INDEX

1.1

Form of Underwriting Agreement among the Registrant, the Servicer and the Representative of the Several Underwriters*

4.1

Form of Trust Agreement among the Registrant, the Servicer and the Owner Trustee*

4.2

Form of Indenture between the Trust and the Indenture Trustee*

4.3

Form of Sale and Servicing Agreement among the Registrant, the Servicer and the Owner Trustee*

4.4

Form of Receivables Purchase Agreement  between AHFC and the Registrant*

4.5

Form of Administration Agreement among AHFC, the Trust, the Indenture Trustee and the Registrant*

5.1

Opinion of McKee Nelson LLP regarding legality*

5.2

Opinion of Richards, Layton & Finger, P.A. regarding legality*

5.3

Opinion of Alston & Bird LLP regarding legality**

8.1

Opinion of McKee Nelson LLP with respect to tax matters*

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)*

23.2

Consent of Alston & Bird LLP (included in Exhibit 5.3)**

24.1

Power of Attorney (included on signature page)*

25.1

Statement of Eligibility and Qualification of Indenture Trustee (Form T-1)*

*

Previously filed.

**

Filed herewith.